Exhibit 4.3

SOUTHERN STATES BANCSHARES

2017 INCENTIVE STOCK COMPENSATION PLAN

SOUTHERN STATES BANCSHARES

2017 INCENTIVE STOCK COMPENSATION PLAN

This 2017 Incentive Stock Compensation Plan was adopted by the shareholders of Southern States Bancshares, Inc. on May 16, 2018. This Plan is restated in the form below to include the original plan that was re-adopted on May 16, 2018 and all amendments approved by shareholders, and an amendment by the Board on June 23, 2021.

ARTICLE I.

PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN

Section 1.01. Purpose. The purpose of the Plan is to promote the long-term success of the Company by providing financial incentives to eligible persons who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability to employment with the Company, to encourage such persons to acquire a proprietary interest in the Company, and to render superior performance for the Company.

Section 1.02. Definitions. Unless the context clearly indicates otherwise, for purposes of the Plan the following terms have the respective meanings set forth below:

(a) “Board of Directors” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Compensation Committee of the Board of Directors of the Company (or any successor committee thereto), which committee shall be composed of not less than two members of the Board of Directors, or in the absence of such Committee, the full Board of Directors. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act or the applicable the rules of the NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, as applicable (but giving effect to any applicable exemption or exception), it is intended that each member of the Committee shall, at the time such member takes any action with respect to an award under the Plan, be (i) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and (ii) an “independent director” under the rules of the NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any award granted or action taken by the Committee that is otherwise validly granted or taken under the Plan.

(d) “Common Stock” means the common stock of the Company, par value $5.00 per share, or such other class of shares or other securities to which the provisions of the Plan may be applicable by reason of the operation of Section 4.01.

(e) “Company” means Southern States Bancshares, Inc., an Alabama corporation, and its majority owned subsidiaries (including Southern States Bank) including subsidiaries which become such after the date of adoption of the Plan.

(f) “Disability” means that the Grantee (1) has established to the satisfaction of the Committee that the Grantee is disabled as defined by any applicable policy of the Company or standard determined by the Committee, and (2) has satisfied any requirement imposed by the Committee in regard to evidence of such disability.

(g) “Fair Market Value” of a share of Common Stock on any particular date means the average between the bid and ask prices quoted on such date by the National Daily Quotation Service, or on the National Association of Securities Dealers Automated Quotation (the “NASDAQ”) System, or a registered securities exchange, if listed thereon. In the event that both bid and ask prices are not so quoted, then the Fair Market Value shall be the bid price determined by the National Association of Securities Dealers, Inc. (the “NASD”) local quotations committee as most recently published in a daily newspaper of general circulation in Calhoun County, Alabama. In the event that no such bid price is published, then Fair Market Value shall be the fair market value as determined by the Board of Directors. In order to satisfy the exemption from Code Section 409A as set forth in Proposed Treasury Regulation § 1.409A-1(b)(5), then, notwithstanding any provision in this Plan to the contrary, in the event the Fair Market Value of a share of Common Stock is not established by an established securities market, any such determinations of Fair Market Value with respect to a Non-Qualified Stock Option shall be based on a reasonable valuation method so as to ensure that the Option price per share of Common Stock is not less than 100% of the Fair Market Value on the Grant Date.

(h) “Grant Date,” as used with respect to a particular Option or Restricted Stock Award, means the date as of which such Option, right, or award is granted by the Committee pursuant to the Plan.

(i) “Grantee” means the person to whom an Option or Restricted Stock Award is granted by the Committee pursuant to the Plan.

(j) “Incentive Stock Option” means an Option that qualifies as an incentive stock option as described in Section 422(b) of the Code.

(k) “Non-Qualified Stock Option” or “NQSO” means any Option granted under this Plan, other than an Incentive Stock Option.

(l) “Option” means an option granted by the Committee pursuant to Article II of the Plan to purchase shares of Common Stock, which shall be designated at the time of grant as either an Incentive Stock Option or a Non-Qualified Stock Option, as provided in Section 2.01.

(m) “Option Agreement” means the agreement between the Company and a Grantee under which the Grantee is granted an Option pursuant to the Plan.

(n) “Option Period” means the period fixed by the Committee during which an Option may be exercised, provided that no Option shall, under any circumstances, be exercisable more than ten years after the Grant Date.

(o) “Plan” means the Southern States Bancshares 2017 Incentive Stock Compensation Plan as set forth herein and as amended from time to time.

(p) “Purchase Shares” means that number of shares of Company common stock to which a grantee of a Restricted Stock Award is permitted to purchase under the Plan.

(q) “Restricted Stock Agreement” means the agreement between the Company and a Grantee under which the Grantee is granted a Restricted Stock Award pursuant to the Plan.

(r) “Restricted Stock Award” means an award of Common Stock which is granted by the Committee pursuant to the Plan and which is restricted against sale or other transfer in a manner and for a specified period of time determined by the Committee.

(s) “Restriction Period,” as used with respect to any Restricted Stock Award granted under the Plan, means the period beginning on the Grant Date and ending at such time as the Committee, in its sole discretion, shall determine and during which the shares of Restricted Stock are subject to forfeiture, provided that after the period is determined by the Committee, it may, in its sole discretion, lengthen the period by as much as one calendar month or shorten it to any extent.

(t) “Retirement” means the Grantee’s termination of employment in a manner which qualifies the Grantee to receive immediately payable retirement benefits under any retirement plan hereafter adopted by the Company, or which in the absence of any such retirement plan, is determined by the Committee to constitute retirement.

Section 1.03. Shares Available Under the Plan.

(a) The number of shares of Common Stock with respect to which Options may be granted shall be 975,000 shares of Common Stock, subject to adjustment in accordance with the remaining provisions of this Section and the provisions of Section 4.01.

(b) In the event that any Option expires or otherwise terminates prior to being fully exercised, the Committee may, without decreasing the number of shares authorized in this Section 1.03, grant new Options hereunder to any eligible Grantee for the shares with respect to such terminated Options.

(c) Any shares of Common Stock to be delivered by the Company upon the exercise of Options may, at the discretion of the Board of Directors, be issued from the Company’s authorized but unissued shares of Common Stock or be transferred from any available treasury stock.

Section 1.04. Administration of the Plan.

(a) Except as provided in Section 1.04(c), the Plan shall be administered by the Committee which shall have the authority to:

(i) Determine those persons to whom, and the times at which, Options shall be granted and the number of shares of Common Stock to be subject to each such Option, taking into consideration (A) the nature of the services rendered by the particular person; (B) the person’s potential contribution to the long term success of the Company; and (C) such other factors as the Committee in its discretion shall deem relevant;

(ii) Interpret and construe the provisions of the Plan and to establish rules and regulations relating to it;

(iii) Prescribe the terms and conditions of the Option Agreements for the grant of Options (which need not be identical) in accordance and consistent with the requirements of the Plan, including allowing adjustments to the duration of the Option Period related to such agreements; and

(iv) Make all other determinations necessary or advisable to administer the Plan in a proper and effective manner.

(b) All decisions and determinations of the Committee in the administration of the Plan and in response to questions or in connection with other matters concerning the Plan or any Option shall (whether or not so stated in the particular instance in the Plan) be final, conclusive, and binding on all persons, including, without limitation, the Company, the shareholders and directors of the Company, and any persons having any interest in any Options which may be granted under the Plan.

(c) In all cases in which the Committee is authorized or directed pursuant to the Plan to take action, such action may be taken by the Board of Directors as a whole. It is the intention of the Plan that the Committee may be appointed by the Board of Directors for convenience and efficiency of administration.

Section 1.05. Eligibility for Awards. The Committee shall designate, from time to time, the employees of the Company who are to be granted Options. All salaried employees of the Company are eligible to participate.

Section 1.06. Effective Date of Plan. Subject to the receipt of all required regulatory approvals, the Plan shall become effective upon its adoption by the Board of Directors, provided that any grant of Options under the Plan prior to approval of the Plan by the shareholders of the Company is subject to such shareholder approval within twelve months of adoption of the Plan by the Board of Directors.

ARTICLE II.

STOCK OPTIONS

Section 2.01. Grant of Options.

(a) The Committee may, from time to time and subject to the provisions of the Plan, grant Options to employees under appropriate Option Agreements to purchase shares of Common Stock.

(b) The Committee may designate any Option which satisfies the requirements of Section 2.03 of the Plan as an Incentive Stock Option and may designate any Option granted hereunder as a Non-Qualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option (so long as that portion satisfies the requirements of Section 2.03) and the remaining portion as a Non-Qualified Stock Option. Any portion of an Option that is not designated as an Incentive Stock Option shall be a Non-Qualified Stock Option. A Non-Qualified Stock Option must satisfy the requirements of Section 2.02 of the Plan, but shall not be subject to the requirements of Section 2.03.

Section 2.02. Option Requirements.

(a) An Option shall be evidenced by an Option Agreement specifying the number of shares of Common Stock that may be purchased upon its exercise and containing such terms and conditions not inconsistent with the Plan and based on such factors as the Committee shall determine, in its sole discretion, to be applicable to that particular Option.

(b) An Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and stated in the Option Agreement; provided, however, that an Option shall become immediately exercisable upon the death of Grantee, upon employment with the Company ceasing because of Disability or upon a Change of Control. If the Committee provides that any Option is exercisable only in installments or provides other vesting requirements, the Committee may waive such provisions at any time, in whole or in part, based on such factors as the Committee shall, in its sole discretion, determine. Unless otherwise explicitly set forth in the Option Agreement, any Option which is not exercisable as of the date of the Grantee’s termination of employment with the Company shall terminate as of such date and be of no further force and effect.

(c) An Option shall expire by its terms at the expiration of the Option Period and shall not be exercisable thereafter.

(d) The Committee may specify in the Option Agreement the basis for the expiration or termination of the Option prior to the expiration of the Option Period.

(e) The Option price per share of Common Stock shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.

(f) An Option shall not be transferable other than by testamentary disposition or the laws of descent and distribution. During the Grantee’s lifetime except for limited estate planning or pursuant to a domestic order as permitted by Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or a successor provision, an Option shall be exercisable only by the Grantee, or in the event of the Grantee’s Disability and the Option remains exercisable, by his or her duly appointed guardian or other legal representative.

(g) An Option, to the extent that it has not previously been exercised, shall terminate upon the earliest to occur of (i) the expiration of the applicable Option Period as set forth in the

Option Agreement granting such Option; (ii) the expiration of three months after the Grantee’s Retirement; (iii) the expiration of one year after the Grantee ceases to be an employee of the Company due to Disability; (iv) the expiration of one year after the Grantee ceases to be an employee of the Company due to the death of the Grantee; or (v) three months after the date on which a Grantee ceases to be an employee of the Company for any reason other than Retirement, Disability, or death, unless the Option Agreement provides for earlier termination.

(h) A person electing to exercise an Option shall give written notice of such election to the Company in such form as the Committee may require, accompanied by payment in cash or in such other manner as may be approved by the Committee in an amount equal to the full purchase price of the shares of Common Stock for which the election is made. As determined by the Committee, in its sole discretion, whether before or after the Grant Date, payment in full or in part may be made in the form of unrestricted Common Stock already owned by the Grantee or, except in the case of Incentive Stock Options, in the form of a withholding of sufficient shares of Common Stock otherwise issuable upon the exercise of the Option to constitute payment of the purchase price based, in each case, on the Fair Market Value of the Common Stock on the date the Option is exercised; provided that an election to make such payment in Common Stock or to have shares so withheld, in addition to being subject to the approval of the Committee, shall be irrevocable.

Further, upon written request and authorization of the Grantee and to the extent permitted by applicable law, the Committee may allow arrangements whereby an Option may be exercised and the exercise price (together with any tax withholding obligations of the Grantee) paid pursuant to arrangements with brokerage firms permitted under Regulation T of the Board of Governors of the Federal Reserve System (or successor regulations or statutes). In no event, however, may such transaction or arrangement occur if a violation by the Grantee of applicable state or federal securities laws would result therefrom.

(i) All NQSOs granted pursuant to this Plan shall satisfy the exemption from Code Section 409A set forth in Proposed Treasury Regulation § 1.409A-1(b)(5).

Section 2.03. Incentive Stock Option Requirements.

(a) An Option designated by the Committee as an Incentive Stock Option is intended to qualify as an “incentive stock option” within the meaning of Section 422(b) of the Code and shall satisfy, in addition to the conditions of Section 2.02 of the Plan, the conditions set forth in this Section.

(b) An Incentive Stock Option shall not be granted to an individual who, on the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, unless the Committee provides in the Option Agreement with any such individual that the option price per share of Common Stock will not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date and that the Option Period will not extend beyond five years from the Grant Date.

(c) The aggregate Fair Market Value, determined on the Grant Date, of the shares of Common Stock as to which Incentive Stock Options are exercisable for the first time by any Grantee with respect to the Plan and incentive stock options (within the meaning of Section 422(b) of the Code) under any other plan of the Company or any parent or subsidiary thereof, in any calendar year shall not exceed $100,000. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company exceeds $100,000 (within the meaning of Section 422 of the Code), such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Board of Directors shall determine, in accordance with applicable provisions of the Code, United States Treasury Department regulations, and other administrative pronouncements, which of an Optionee’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.

ARTICLE III.

CHANGE OF CONTROL PROVISIONS

Section 3.01. Change of Control. The following provisions shall apply in the event of a “Change of Control,” as defined in this Article III:

(a) In the event of a “Change of Control,” as defined in Section 3.01(b) below, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agency or as otherwise determined by the Committee in writing at or after the grant of awards hereunder, but prior to the occurrence of such Change of Control:

(i) any Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested; and

(ii) the value of all outstanding Options shall, to the extent determined by the Committee, be cashed out on the basis of the “Change of Control Price” (as defined in Section 3.01(c) below) as of the date the Change of Control occurs or such other date as the Committee may determine prior to the Change of Control.

(b) For purposes of this Article III, a “Change of Control” means the happening of any of the following:

(i) when any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company, any subsidiary of the Company, or any Company employee benefit plan, including its trustee), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) the occurrence of any transaction or event relating to the Company required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A of the Securities and Exchange Commission under the Exchange Act;

(iii) when, during any period of two (2) consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board of Directors cease, for any reason other than death, to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds (2/3) of the directors at the beginning of such period; or

(iv) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary of the Company through purchase of assets, or by merger, or otherwise.

(c) For purposes of this Article III, “Change of Control Price” means the highest price per share paid or offered in any transaction reported on the New York Stock Exchange, or the National Association of Securities Dealers Automated Quotation Systems, Inc. or paid or offered in any transaction related to a Change of Control of the Company at any time during the preceding sixty (60) day period as determined by the Committee, except that, in the case of Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such Options.

(d) Nothing in this Article III shall be deemed to permit or authorize any payment or benefit that is in violation of any applicable regulatory requirements, including but not limited to 12 CFR Part 359.

ARTICLE IV.

GENERAL PROVISIONS

Section 4.01. Adjustment Provisions.

(a) In the event of (i) any dividend payable in shares of Common Stock; (ii) any recapitalization, reclassification, split-up, or consolidation of, or other change in, the Common Stock; or (iii) an exchange of the outstanding shares of Common Stock, in connection with a merger, consolidation, or other reorganization of or involving the Company or a sale by the Company of all or a portion of its assets, for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation (whether issued to the Company or to its shareholders); the number of shares of Common Stock available under the Plan pursuant to Section 1.03 shall be adjusted to appropriately reflect the occurrence of the event specified in clauses (i), (ii) or (iii) above and the Committee shall, in such manner as it shall determine in its sole discretion, appropriately adjust the number and class of shares or other securities which shall be subject to Options and/or the purchase price per share which must be paid thereafter upon exercise of any Option. Any such adjustments made by the Committee shall be final, conclusive, and binding upon all persons, including, without limitation, the Company, the shareholders, and directors of the Company and any persons having any interest in any Options which may be granted under the Plan.

(b) Except as provided in paragraph (a) immediately above, issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect the Options.

Section 4.02. Additional Conditions.

(a) Any shares of Common Stock issued or transferred under any provision of the Plan may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee or the Company may impose.

(b) If, prior to the time a Grantee has exercised all Options, the Committee or the Corporate Secretary of the Company receives from the Company notice of suspected dishonesty of the Grantee, or of suspected conduct by the Grantee which causes or reasonably may be expected to cause substantial damage to the Company or one or more of its subsidiaries, each Option, to the extent not previously exercised, shall terminate immediately and neither the Grantee nor any one claiming under him shall have any rights thereto.

Section 4.03. No Rights as Shareholder or to Employment. No Grantee or any other person authorized to purchase Common Stock upon exercise of an Option shall have any interest in or shareholder rights with respect to any shares of Common Stock which are subject to any Option until such shares have been issued and delivered to the Grantee or any such person pursuant to the exercise of such Option. Furthermore, the Plan shall not confer upon any Grantee any rights of employment with the Company, including without limitation, any right to continue in the employ of the Company, or affect the right of the Company to terminate the employment of a Grantee at any time, with or without cause.

Section 4.04. General Restrictions. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law; (ii) the consent or approval of any government regulatory body; or (iii) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. A Grantee shall agree, as a condition of receiving any award under the Plan, to execute any documents, make any representations, agree to restrictions on stock transferability, and take any actions which in the opinion of legal counsel to the Company are required by any applicable law, ruling, or regulation. The Company is in no event obligated to register any such shares, to comply with any exemption from registration requirements, or to take any other action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of such shares to any Grantee or other authorized person.

Section 4.05. Rights Unaffected.

(a) The existence of the Options shall not affect:

(i) the right or power of the Company or its shareholders to make adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business;

(ii) any issue of bonds, debentures, preferred or prior preference stocks affecting the Common Stock or the rights thereof;

(iii) the dissolution or liquidation of the Company, or sale or transfer of any part of its assets or business; or

(iv) any other corporate act, whether of a similar character or otherwise.

(b) As a condition of grant, exercise, or lapse of restrictions on any Option the Company may, in its sole discretion, withhold or require the Grantee to pay or reimburse the Company for any taxes which the Company determines are required to be withheld (including, without limitation, any required FICA or AMT payments), in connection with the grant of or lapse of restrictions on the grant of or any exercise of an Option. Whenever payment or withholding of such taxes is required, the Grantee may satisfy the obligation, in whole or in part, by electing to deliver to the Company shares of Common Stock already owned by the Grantee or electing to have the Company withhold shares of Common Stock which would otherwise be delivered to the Grantee, in each case having a value equal to the amount required to be withheld, and provided that such shares may be surrendered only at the minimum statutory rate. For these purposes, the value of the shares to be withheld is the Fair Market Value on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).

(c) An election by a Grantee to deliver shares of Common Stock already owned by the Grantee or to have shares withheld for purposes of Section 2.02(h) of the Plan (an “Election”) must meet the following requirements in order to be effective:

(i) the Election must be made prior to the Tax Date;

(ii) the Election is irrevocable; and

(iii) the Election may be disapproved by the Committee in its sole discretion.

Section 4.06. Choice of Law. The validity, interpretation, and administration of the Plan, the Option Agreement, and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Alabama. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Alabama, without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought or maintained.

Section 4.07. Amendment, Suspension, and Termination of Plan.

(a) The Plan may be terminated, suspended, or amended, from time to time, by the Board of Directors in such respects as it shall deem advisable; provided, that no such termination, suspension or amendment shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any applicable rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted).

(b) Notwithstanding any other provision herein contained, no Incentive Stock Options shall be granted on or after the tenth anniversary of the approval of the Plan by the Board of Directors and the Plan shall terminate and all Options previously granted shall terminate, in the event and on the date of liquidation or dissolution of the Company.

(c) Whether before or after termination of the Plan, the Board of Directors has full authority in accordance with Section 4.07(a) to amend the Plan, effective for Options which remain outstanding under the Plan.

Section 4.08. Loans. The Company may at any time, consistent with applicable regulations, including Regulation O and any Company policy restricting or prohibiting loans to executive officers, lend to a Grantee any funds required in connection with any aspect of the Plan, including without limitation the exercise price and any taxes that must be paid or withheld.

Section 4.09. Regulatory Capital Requirements. All Options granted under this Plan are subject to the requirement that, notwithstanding any other provision of the Plan or the Option Agreement, the Company’s primary bank regulator shall at any time have the right to require the Grantee to exercise the Option or to forfeit the Option if not exercised if the Company’s capital falls below minimum capital required as determined by the Company’s primary bank regulator.

Section 4.10. Disclosures. A copy of this Plan shall be given to any Grantee. Any security issued pursuant to this Plan that is not registered under the Securities Act of 1933 or the Alabama Securities Act shall be deemed restricted within the meaning of Securities and Exchange Commission Rule 144, and certificates respecting such shares shall be marked with an appropriate legend indicating applicable restrictions on resale.

Section 4.11. Savings Clause. The Plan shall be administered, operated, and interpreted such that all stock Options granted hereunder are not considered deferred compensation subject to Section 409A of the Code and the Committee shall have discretion to modify or amend any Option granted hereunder and any Stock Option Agreement (and may do so retroactively); provided that any such modification or amendment is necessary to cause such stock option to be exempt from Section 409A of the Code and is not materially prejudicial to the Company and the affected Grantee.

ARTICLE V.

RESTRICTED STOCK AWARDS

Section 5.01. Grant of Awards. The Committee may, from time to time, subject to the provisions of the Plan, grant Restricted Stock Awards to eligible persons under appropriate Restricted Stock Agreements. Shares of Common Stock available for Options are also available as Restricted Stock Awards and Purchase Shares under the Plan.

Section 5.02. Award Requirements.

(a) An award shall be evidenced by a Restricted Stock Agreement specifying the number of shares of Common Stock that are awarded and containing such terms and conditions not inconsistent with the Plan as the Committee shall determine to be applicable to that particular award, which agreement shall contain in substance at least the following terms and conditions:

(i) Shares awarded pursuant to Restricted Stock Awards shall be subject to such conditions, terms, and restrictions and for such Restriction Period or periods as may be determined by the Committee.

(ii) Shares awarded, and the right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided for use in paying the purchase price required to exercise Options under Section 2.02(h) or otherwise, during the Restriction Period applicable to such shares; provided, that the Grantee awarded Restricted Stock shall have the right to execute a proxy to vote the Restricted Stock. Notwithstanding the foregoing and except as otherwise provided in the Plan or applicable Restricted Stock Agreement, a Grantee awarded Restricted Stock shall have all the other rights of a stockholder, including the right to receive dividends and the right to vote such shares.

(iii) Each certificate issued in respect of Common Stock awarded to a Grantee shall be deposited with the Company or its designee, or in the Committee’s discretion, delivered to the Grantee, and shall bear an appropriate legend noting the existence of restrictions upon the transfer of such Common Stock.

(iv) The Restricted Stock Agreement shall specify the terms and conditions upon which any restrictions upon shares awarded under the Plan shall lapse, as determined by the Committee. Upon lapse of such restrictions, certificates representing shares of Common Stock free of any restrictive legend, other than as may be required under Article IV of the Plan, shall be issued and delivered to the Grantee or his legal representative.

(b) If a Grantee’s employment terminates during a Restriction Period as a result of death of the Grantee, all restrictions upon shares awarded under the Plan shall lapse and the certificates representing shares awarded as a Restricted Stock Award, free of any restrictive legend other than as may be required under Article V of the Plan, shall be issued and delivered to the Grantee’s legal representative. If a Grantee’s employment terminates during a Restriction Period as a result of Retirement or Disability, the Committee shall, in its sole discretion, determine the extent to which restrictions shall be deemed to have lapsed, which may include the determination that all restrictions shall have lapsed, but in no event shall the Committee determine that the restrictions have lapsed to a lesser extent than is determined by multiplying the amount of the Restricted Stock Award by a fraction, the numerator of which is the full number of calendar months such Grantee was employed during the Restriction Period and the denominator of which is the total number of full calendar months in the Restriction Period. If a Grantee’s employment terminates for any reason other than as described in the preceding two sentences, the Grantee shall be deemed not to have satisfied the restrictions associated with the Restricted Stock Award unless the Committee determines otherwise in its sole discretion (in which event the extent to which restrictions will be deemed to have lapsed shall not exceed the amount determined pursuant to the formula set forth in the preceding sentence).

Section 5.03. Purchase Shares. A Grantee to whom a Restricted Stock Award is granted shall have the right to purchase from the Company at Fair Market Value on the date of purchase that number of shares of common stock equal to the number of shares made the subject of a Restricted Stock Award. The Grantee shall have 30 days from the Grant Date to purchase the shares. Other procedures for the purchase of Purchase Shares may be determined by the Committee.

Section 5.04. Administration and Interpretation of Plan. This Amendment shall be administered as provided in Section 1.04 of the Plan, and references to the “Company,” “Options,” the “Committee” and other terms shall include the Company and the Board as the context otherwise requires. Shares available for Options under the Plan shall also be available for Restricted Stock Awards and the related Purchase Shares.